UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) of Tutor Perini Corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on June 6, 2011 (the “Form 8-K”), is being filed solely to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.  Except as described in this Explanatory Note, no other information in the Form 8-K is modified or amended hereby.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Form 8-K, at the 2011 Annual Meeting of Shareholders held on June 1, 2011 (the "Annual Meeting"), an advisory vote was conducted on the frequency of future advisory votes on executive compensation, and a majority of the shares were voted in favor of holding such advisory votes on an annual basis.  The Company’s Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on executive compensation until the next advisory vote on the frequency of such votes, which will occur no later than the Company's 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation
Dated: September 15, 2011
By: /s/Kenneth R. Burk
Kenneth R. Burk Executive Vice President and Chief Financial Officer